Exhibit 99.1

Media Contacts:
Jeff Baker	Bill Bartkowski
President	Partner
Analysts International	MeritViewPartners
Phone: 952-835-5900	Phone: 612-605-8616
jpbaker@analysts.com	bartkowski@meritviewpartners.com

Analysts International to Release Q3 Results

and Hold Conference Call in Early November

Results to Be Released at Market Close November 2; Conference to Be Held on November 3

MINNEAPOLIS, October 24, 2005 — Analysts International (NASDAQ: ANLY) today reported that the Company will announce the results of its third quarter at the close of the market on Wednesday, November 2, 2005 and hold a conference call to discuss those results and its future opportunities on Thursday, November 3, 2005, at 9:30 am CST.  Participants may access the call by dialing 1-800-788-6028 and asking for the Analysts International conference call moderated by company president, Jeff Baker.  The call may also be accessed via the Internet at www.analysts.com, where it will also be archived.  Interested parties can also hear a replay of the call for 14 days following the original call by calling 1-800-642-1687 and using access code 1705637.

In late September, the Company announced that it implemented a more flexible staffing delivery model, and streamlined its infrastructure and systems.  The Company has also reorganized its solutions group to focus on its infrastructure services practices, which include the recent acquisitions of WireSpeed Networks and Redwood Solutions.  The combined actions are expected to result in annualized cost savings in excess of $5 million.  As a result of this reorganization, together with its annual evaluation of goodwill, the Company will likely incur a charge related to an impairment associated with its non-infrastructure related solutions practices, which generally include web development and certain other application development practices.  The Company carries $9.5 million of intangible assets associated with these practices; however, the amount of the charge associated with the likely impairment is yet to be determined.  The Company expects that its restructuring and the associated $5 million in annual savings, combined with anticipated growth in revenue, will return it to profitability.

- more -

About Analysts International

Headquartered in Minneapolis, Analysts International is a diversified IT services company. In business since 1966, the company has sales and customer support offices in the United States and Canada. Lines of business include Full Service Staffing, which provides high demand resources for supporting a client’s IT staffing needs; Solutions Services, which provides infrastructure services and business solutions; and Outsourcing Services, which provides onshore and offshore strategic solutions. The company partners with best-in-class IT organizations, allowing access to a wide range of expertise, resources and expansive geographical reach. For more information, visit http://www.analysts.com.

Cautionary Statement for the Purpose of Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995

The Press Release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions.  Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements.  Such forward-looking statements are based upon current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  Statements made in this Press Release by the Company regarding:  (i) the expected annualized cost-savings in excess of $5.0 million from the Company’s reorganization actions; and (ii) the Company’s anticipated growth in revenue and return to profitability in the fourth quarter are forward looking statements.  These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate.  Therefore, actual outcomes and results may differ materially from what is expressed herein.  In any forward-looking statement in which Analysts expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished.  The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: (i) the risk that Analysts’ reorganization actions will not produce revenue growth and profitability in the fourth quarter; (ii) the expectation that the Company will be required to take an impairment charge related to the goodwill of its non-infrastructure solutions practices; (iii) the risk that Analysts will lose one or more contracts that adversely impact its growth and profitability; (iv) Analysts’ reorganization adversely affects its competitiveness in the marketplace; (v) Analysts not having to take an impairment charge relating to the goodwill of its non-infrastructure solutions practice; and (vi) other economic, business, competitive and/or regulatory factors affecting Analysts’ business generally, including those set forth in Analysts’ filings with the SEC, including its Annual Report on Form 10-K for its most recent fiscal year, especially in the Management’s Discussion and Analysis section, its most recent Quarterly Report on Form 10-Q and its Current Reports on Form 8-K.  All forward-looking statements included in this Press Release are based on information available to Analysts on the date of the press release.  Analysts undertakes no obligation (and expressly disclaims any such obligation) to update forward-looking statements made in this transcript to reflect events or circumstances after the date of this press release or to update reasons why actual results would differ from those anticipated in such forward-looking statements.

# # #